UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 4, 2022

Date of Report (Date of earliest event reported)

Axon Enterprise, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17800 N. 85th St.

Scottsdale, Arizona 85255

(Address of principal executive offices, including zip code)

(480) 991-0797

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On May 4, 2022, Axon Enterprise, Inc. (the “Company”) announced that Jawad A. Ahsan would be resigning as Chief Financial Officer (“CFO”), effective immediately, to pursue other opportunities. The Company’s board of directors has initiated a search to identify a permanent CFO and Mr. Ahsan will be available to the Company to support a smooth transition.

As of the same date, the Company appointed Jim Zito as interim CFO, effective immediately. Mr. Zito, age 41, has been with the Company since 2017 and currently serves as the Company’s Senior Vice President of Accounting and corporate controller.  As Senior Vice President of Accounting, Mr. Zito leads the Company’s global accounting and controllership organization.  Prior to joining the Company in 2017, Mr. Zito served as the Global Controller for General Electric (GE) Healthcare Digital and Healthcare Partners, the software and consulting businesses within GE Healthcare. There, he led a global team responsible for controllership and commercial finance operations. Mr. Zito joined GE in 2010 as the Controller for GE Healthcare’s Clinical Business Solutions product line and completed GE’s Experienced Financial Leadership Program in 2015. His prior experience includes progressive leadership positions in the audit practice at PricewaterhouseCoopers LLP.

Pursuant to Mr. Zito’s current compensation arrangements with the Company, he currently receives an annual base salary of $250,000 and is eligible for annual target incentive compensation equal to 40% of his annual base salary.

Mr. Zito received the following compensation and benefits in his prior positions at the Company since the beginning of 2021: (a) aggregate base salary payments of $241,090 and $83,333 in respect of 2021 and 2022 (through the date hereof), respectively; (b) an annual bonus award under the Company’s annual cash incentive plan (“AIP”) in respect of 2020, with a payout in shares of the Company’s common stock with a fair market value of $167,978 in early 2021, (c) an annual bonus award under the AIP in respect of 2021 of $88,471 in early 2022 and (d) equity awards in 2021 with aggregate fair market values of $1,051,224. Other than such compensation arrangements, Mr. Zito has no interest in any transactions that would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 7.01 REGULATION FD DISCLOSURE

A copy of the press release announcing the departure of Mr. Ahsan, the appointment of Mr. Zito as interim CFO, and that the Company raised its 2022 revenue outlook and affirmed its long-term revenue growth target is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated May 4, 2022
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2022	Axon Enterprise, Inc.
(Registrant)

/s/ Isaiah Fields
Isaiah Fields
Corporate Secretary, EVP & General Counsel